                                                                     EXHIBIT 3.2





                       ----------------------------------



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       FLEETWOOD CREDIT RECEIVABLES CORP.

                           (a California corporation)




                       ----------------------------------




                      Amended and Restated August 15, 1996
                            Adopted January 17, 1991

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       FLEETWOOD CREDIT RECEIVABLES CORP.


                                     Index

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
                                                        ARTICLE I

                                                         Offices

Section 1.01.  Principal Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1
Section 1.02.  Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1


                                                        ARTICLE II

                                                       Shareholders

Section 2.01.  Annual Meeting and Election of Directors . . . . . . . . . . . . . . . . . . . . . . .                   1
Section 2.02.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1
Section 2.03.  Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1
Section 2.04.  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
Section 2.05.  Conduct of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
Section 2.06.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
Section 2.07.  Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
Section 2.08.  Telephone and Similar Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2
Section 2.09.  Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2


                                                       ARTICLE III

                                                        Directors

Section 3.01.  Number                                                                                                   3
Section 3.02.  Qualification-Independent Director; Election; Term . . . . . . . . . . . . . . . . . .                   3
Section 3.03.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3
Section 3.04.  Meetings of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3
Section 3.05.  Action by Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   4
Section 3.06.  Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   4
Section 3.07.  Executive Committee of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5

                                                                                                                     Page
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
Section 3.08.  Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5
Section 3.09.  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5
Section 3.10.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
Section 3.11.  Telephone and Similar Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
Section 3.12.  Written Action or Minutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6


                                                        ARTICLE IV

                                              Indemnification of Directors,
                                           Officers and Other Corporate Agents

Section 4.01.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   6
Section 4.02.  Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
Section 4.03.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7


                                                        ARTICLE V

                                                         Officers

Section 5.01.  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
Section 5.02.  Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
Section 5.03.  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7
Section 5.04.  President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.05.  Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.06.  Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.07.  Treasurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.08.  Controller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.09.  Assistant Vice Presidents; Assistant Secretaries; Assistant Treasurers
                      and Other Subordinate Officers  . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.10.  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   8
Section 5.11.  Removal or Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9


                                                        ARTICLE VI

                                                        Amendments

Section 6.01.  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9

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                                                                                                                     ----

                                  ARTICLE VII

                               General Provisions

Section 7.01.  Corporate Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9
Section 7.02.  Method of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9
Section 7.03.  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9
Section 7.04.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9
Section 7.05.  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10
Section 7.06.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10
Section 7.07.  Relation to the Articles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       FLEETWOOD CREDIT RECEIVABLES CORP.

                           (a California corporation)

                       ----------------------------------


                                   ARTICLE I

                                    Offices

         Section 1.01. Principal Executive Office. The principal executive office of Fleetwood Credit Receivables Corp. ("Corporation") shall be at 22840 Savi Ranch Parkway, Yorba Linda, California 92687 or at such other location as the Board of Directors shall designate.

         Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of California as the Board of Directors ("Board"), the Chief Executive Officer, the Chief Operating Officer or the President may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  Shareholders

         Section 2.01. Annual Meeting and Election of Directors. The annual meeting of stockholders shall be held on the third Friday of February in each year. Should said day be a legal holiday, such annual meeting shall be held on the preceding regular business day. If, for any reason, the annual meeting be not held at the time aforesaid, the board of directors or the president shall fix another date for such meeting.

         Section 2.02. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of the board of directors, or of the president, or of stockholders holding not less than one-fourth (1/4) of the outstanding shares entitled, by the Articles of Incorporation and by the General Corporation Law of the state of its incorporation, to vote on the business proposed to be transacted thereat.

         Section 2.03. Place of Meetings. Each Annual or Special Meeting of Shareholders shall be held at such location as may be determined by the Board, or if no such determination is made, at such place as may be determined by the Chief Executive Officer, the Chief

Operating Officer or the President. If no location is so determined, any Annual or Special Meeting shall be held at the principal executive office of the Corporation.

         Section 2.04. Notice of Meetings. Notice of each Annual or Special Meeting of Shareholders shall contain such information, and shall be given to such persons at such time, and in such manner, as the Board shall determine, or if no such determination is made, as the Chief Executive Officer, the Chief Operating Officer or the President shall determine, subject to the requirements of applicable law.

         Section 2.05. Conduct of Meetings. Subject to the requirements of applicable law, all Annual and Special Meetings of Shareholders shall be conducted in accordance with such rules and procedures as the Board may determine and, as to matters not governed by such rules and procedures, as the Chairman of such Meeting shall determine.

         Section 2.06. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote at a Meeting of the Shareholders shall be requisite and shall constitute a quorum thereat for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation ("Articles") or by these Bylaws. If a quorum is not present or represented at a Meeting of the Shareholders, the shareholders entitled to vote shall have power to reschedule the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. At any rescheduled Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Meeting as originally notified.

         Section 2.07. Action Without Meeting. Any action required by statute to be taken at a Meeting of the Shareholders, or any action that may be taken at a Meeting of the Shareholders, may be taken without a Meeting, without prior written notice and without a vote if a consent in writing, setting forth the action, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a Meeting at which all shares entitled to vote thereon were present and voted. The signed consent or a signed copy shall be placed in the Minute Book of the Corporation and prompt notice of the taking of the corporate action shall be given to those shareholders who have not consented in writing.

         Section 2.08. Telephone and Similar Meetings. Shareholders may participate in and hold a Meeting by means of which all persons participating in the Meeting can hear each other. Participation in such a Meeting shall constitute presence in person at the Meeting, unless a shareholder participates in the Meeting for the express purpose of objecting to the transaction of any business on the ground that the Meeting is not lawfully called or convened.

         Section 2.09. Annual Report. So long as the Corporation shall have less than 100 holders of record of its shares, the requirement that an annual report complying with Section 1501 of the California General Corporation Law be sent to the shareholders shall be waived. Nothing in this Section 2.09 shall prohibit the Board from sending an annual report to the shareholders.

                                  ARTICLE III

                                   Directors

         Section 3.01. Number. The authorized number of Directors on the Board shall not be less than four (4) nor more than six (6) unless changed by a Bylaw duly adopted either by the Board or the shareholders amending this
Section 3.01. The exact number of Directors shall be fixed, from time to time within the limits specified, by resolution duly adopted either by the Board or the shareholders.

         Section 3.02.  Qualification-Independent Director; Election; Term.

         (a) Of the authorized number of Directors provided in Section 3.01, the Corporation shall at all times, except as noted hereafter, have at least two Directors (each, an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation;
(iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board; provided, however, that the Board shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board.

         (b) Except as otherwise provided by Sections 3.08 and 3.09 of these Bylaws, the Directors shall be elected at the Annual Meeting of Shareholders.

         (c) Each Director elected shall hold office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his death, resignation, retirement, disqualification or removal.

         Section 3.03. Powers. Subject to limitations of the Articles, of the Bylaws, and of the California General Corporation Law relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to the officers of the Corporation or other persons provided that the business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised under the ultimate direction of the Board.

         Section 3.04. Meetings of the Board. Each Meeting of the Board shall be held at a location determined as follows. The Board may designate any place, within or without the State of California, for the holding of any Meeting. If no such designation is made, the Meeting shall be held at the Corporation's principal executive office. Subject to the requirements of applicable law, all Meetings of the Board shall be conducted in accordance with such rules and procedures as the Board may approve and, as to matters not governed by such rules and procedures, as the Chairman of such Meeting shall determine.

         Section 3.05. Action by Consent. Any action required or permitted to be taken at any Meeting of the Board or of any committee thereof may be taken without a Meeting if a written consent, setting forth the action so taken, is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the Secretary of the Corporation and placed in the Minute Book. Such consent shall have the same force and effect as a unanimous vote at a Meeting of such Board or committee.

         Section 3.06. Committee. The Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any powers or authority in reference to:

                 (a) the approval of any action for which the California General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

                 (b)      amending the Articles;

                 (c)      approving an agreement of merger or consolidation;

                 (d) recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets otherwise than in the usual and regular course of its business;

                 (e) recommending to the shareholders a dissolution of the Corporation or a revocation thereof;

                 (f) amending or repealing the Bylaws of the Corporation or adopting new Bylaws of the Corporation;

                 (g) amending or repealing any resolution of the Board which by its express terms is not so amendable or repealable;

                 (h) appointing other committees of the Board or the members thereof;

                 (i) filling new vacancies in or removing members of the Board or on any committee appointed by the Board;

                 (j) fixing the compensation of the Directors for serving on the Board or for serving as any member of such committee thereof; or

                 (k) a "distribution", as such term is defined in Section 166 of the California General Corporation Law, except at a rate, in a periodic amount or within a specific price range determined by the Board, and, unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Any such committee shall report on its Meetings to the Board at the next Meeting of the Board.

         Section 3.07. Executive Committee of the Board. Subject to the Bylaws herein, including Sections 3.04, 3.05 and 3.06, the Articles and the provisions of applicable law, the Executive Committee of the Board ("Executive Committee") is authorized by unanimous written consent of all its Executive Committee members to bind this Corporation without the consent of other members of the Board and shall have and may exercise all of the authority of the Board in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Upon the unanimous consent of all members of the Executive Committee, the Executive Committee is also authorized by these Bylaws to authorize the future purchase and sale of Receivables as defined and provided for in the Articles.

         Section 3.08.  Removal.

         (a) Subject to Article IV of the Articles, the entire Board or any individual Director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual Director may be removed when the votes cast against such Director's removal, or not consenting in writing to such removal, would be sufficient to elect that Director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of Directors authorized at the time of such Director's most recent election were being elected.

         (b) Any member of the Executive Committee and other committees may be removed by the Board by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

         Section 3.09.  Vacancies.

         (a) Subject to Article IV of the Articles, any Director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a Director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

         Subject to Article IV of the Articles, vacancies on the Board may be filled by a majority of the remaining Directors, or if the number of Directors then in office is less than a quorum by (i) unanimous written consent of the Directors then in office, (ii) the affirmative vote of a majority of the Directors then in office at a Meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining Director; however, a vacancy created by the removal of a Director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each Director so elected shall hold office until the next Annual Meeting of Shareholders and until a successor has been elected and qualified, or until his resignation or removal.

         Subject to Article IV of the Articles, the shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A Director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election Directors.

         (b) A vacancy occurring in the Executive Committee or other committee (by death, resignation, retirement, disqualification, removal or otherwise) may be filled by the Board in the manner provided for original designation in Section 3.06 of these Bylaws.

         Section 3.10. Compensation. Members of the Board and the Executive Committee or other committee may, by resolution of the Board, be allowed compensation for attending Board and committee Meetings.

         Section 3.11. Telephone and Similar Meetings. Members of the Board and the Executive Committee or other committee may participate in and hold a Meeting by means of which all persons participating in the Meeting can hear each other. Participation in such Meeting shall constitute presence in person at the Meeting, unless a person authorized to participate in such Meeting participates in the Meeting for the express purpose of objecting to the transaction of any business on the ground that the Meeting was not lawfully called or convened.

         Section 3.12. Written Action or Minutes. The Board, the Executive Committee and other committees shall keep either a record of action taken or Minutes of their proceedings and, in the case of any committee, report the same to the Board of Directors when required. The Minutes of the proceedings of the Board, the Executive Committee and other committees shall be placed in the Minute Book of the Corporation.


                                   ARTICLE IV

                         Indemnification of Directors,
                      Officers and Other Corporate Agents

         Section 4.01. Indemnification. This Corporation shall indemnify and hold harmless each "agent" of the Corporation, as the term "agent" is defined in Section 317(a) of the

California General Corporation Law, as amended from time to time, from and against any "expenses" (as defined in said Section 317(a)), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any "proceeding" (as defined in said Section 317(a)) to the full extent permitted by applicable law. The Corporation shall advance to its agents expenses incurred in defending any proceeding prior to the final disposition thereof to the full extent and in the manner permitted by applicable law.

         Section 4.02. Right to Indemnification. This Section shall create a right of indemnification for each person referred to in Section 4.01, whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of such Section and in the event of death such right shall extend to such person's legal representatives. The right of indemnification hereby given shall not be exclusive of any other rights such person may have whether by law or under any agreement, insurance policy, vote of directors or shareholders, or otherwise.

         Section 4.03. Insurance. Subject to the requirements of applicable law, the Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability.


                                   ARTICLE V

                                    Officers

         Section 5.01. Officers. The officers of the company shall consist of the president, the secretary, the treasurer, the controller, and such vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers and other officers as may from time to time be elected by the board of directors or appointed by the president as provided herein. Any two or more offices may be held by the same person, excepting that the duties of the president and secretary shall not be performed by one person.

         Section 5.02. Election. At the first meeting after their election the board of directors shall elect annually the officers enumerated in Section 1 of this Article to hold office until the regular meeting of directors following the next annual meeting of the stockholders and until others are elected and shall have qualified in their stead, excepting as in this Article otherwise provided.

         Section 5.03. Appointment. The president may, from time to time, designate and appoint such vice president and other officers as may be necessary or desirable and define the duties thereof. Such persons shall hold office until the regular meeting of the board of directors following the next annual meeting of the stockholders, excepting as in this Article otherwise provided.

         Section 5.04. President. The president shall be a director. He shall preside at all meetings of stockholders and at all meetings of the board of directors. As chief executive officer he shall have general supervision of the affairs of the company. He is charged with the responsibility for the prudential affairs of the company and for the maintenance of harmony and accord and may at his discretion discharge any and all officers, excepting any officer who is also a director, and appoint their successors who shall hold office until the next meeting of the board of directors. He shall also perform all such other duties as are incidental to his office or properly required of him by the board of directors.

         Section 5.05. Vice President. Each vice president shall have general supervision of those affairs of the company designated for his attention by the president and such other officer or officers to whom he is directly responsible and may employ and discharge subordinate officers, employees, clerks and agents under his supervision. Each vice president shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

         Section 5.06. Secretary. The secretary shall keep full and accurate minutes of the meetings of the stockholders and of the board of directors in the proper record book of the company provided therefor, give due notice of all annual meetings of stockholders and of all special meetings of stockholders and the board of directors on proper call therefor being filed with him. He shall have custody of the seal of the company and shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

         Section 5.07. Treasurer. The treasurer shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

         Section 5.08. Controller. The controller shall keep and maintain the books of account of the company in such manner that they fairly present the financial condition of the company and its subsidiaries. The controller shall perform all such duties as are incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

         Section 5.09. Assistant Vice Presidents; Assistant Secretaries; Assistant Treasurers and Other Subordinate Officers. Each assistant vice president, assistant secretary, assistant treasurer and other subordinate officers shall perform such duties as may be incidental to his office or properly required of him by the president and such other officer or officers to whom he is directly responsible.

         Section 5.10. Vacancies. A vacancy in any office filled by election of the board of directors existing at the time of any meeting of the board of directors may be filled by the board of directors by the election of a new officer who shall hold office, subject to the provisions of this Article, until the regular meeting of the board of directors following the next annual meeting of stockholders and until his successor is elected and qualified.





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         Section 5.11.  Removal or Discharge.  Any officer may be removed or discharged by the president at any time, excepting an officer who is also a director. Any officer who is a director may be discharged at any time by the board of directors. The employment of all officers shall be for an indefinite time terminable at will.


                                   ARTICLE VI

                                   Amendments

         Section 6.01. Bylaws. Except for Section 3.02 herein, the limitations set forth in the Articles and as otherwise provided by applicable law, new Bylaws may be adopted or these Bylaws may be amended or repealed by the shareholders or, except for Section 3.01 herein, the Board.


                                  ARTICLE VII

                               General Provisions

         Section 7.01. Corporate Seal. The corporate seal of the company shall be in such form as the board of directors shall from time to time prescribe.

         Section 7.02. Method of Notice. Whenever by statute, the Articles, these Bylaws, or otherwise, notice is required to be given to a Director, committee member or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

                 (a) in writing by mail, first-class postage prepaid, addressed to the Director, committee member, or shareholder at the address appearing on the books of the Corporation;

                 (b)    by facsimile transmission; or

                 (c)    in any other method permitted by law.

         Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in accordance with the terms of this Section in the United States mails.

         Section 7.03. Waiver of Notice. Except as otherwise provided by applicable law, whenever notice is required to be given by these Bylaws or the Articles or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         Section 7.04. Fiscal Year. The fiscal year of the company shall be the twelve months ending December 31 in each year.





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         Section 7.05.  Construction.  Whenever the context so requires, the masculine gender shall include the feminine and neuter genders and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

                 (a) the remainder of these Bylaws shall be considered valid and operative; and

                 (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

         Section 7.06. Headings. The headings set forth in these Bylaws are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to other written material.

         Section 7.07. Relation to the Articles. These Bylaws are subject to, and governed by the Articles and any written agreement by a majority in interest of the shareholders filed with the Corporation at its principal place of business.





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